As filed with the Securities and Exchange Commission on February 26, 2014

Registration No. 333-193898

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to
FORM F-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Flamel Technologies, S.A.

(Exact Name of Registrant as Specified in Its Charter)

N/A

(Translation of Registrant’s Name Into English)

The Republic of France	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Parc Club du Moulin A Vent
33, Avenue du Docteur Georges Levy
69693 Venissieux Cedex
France
+33 472 783 434

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Phillandas T. Thompson, Esq.
Flamel Technologies S.A.
702 Spirit 40 Drive
Suite #108
Chesterfield, MO 63005
(636) 449-1840

(Name, Address and Telephone Number of Agent for Service)

Copies to

Patrick Macken, Esq.
Troutman Sanders LLP
600 Peachtree St. NE, Suite 5200
Atlanta, GA 30308
(404) 885-3136

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C filed to register additional securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Ordinary Shares, €0.122 nominal value	17,000,000	$159,800,000	(3)	$20,583	(4)

(1)	Ordinary shares may be in the form of American Depositary Shares. American Depositary Shares (“ADSs”) issuable on deposit of the ordinary shares registered hereby will be registered under a separate Registration Statement on Form F-6. Each ADS represents one ordinary share.
(2)	Pursuant to Rule 416 under the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the Ordinary Shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	Calculated pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended.
(4)	Previously paid.

The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-193898) is being filed solely for the purpose of filing Exhibits 5.1 and 23.2. No changes are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Company maintains liability insurance for its directors and principal executive officers, including insurance against liabilities under the Securities Act of 1933, as amended.

Item 9. Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1	Revised Statuts or bylaws of the Company (incorporated by reference to the Company Annual Report on Form 20-F for the year ended December 31, 2012, filed on April 30, 2013)
4.1	Amended and Restated Deposit Agreement among Flamel, The Bank of New York, as Depositary, and holders from time to time of ADSs issued thereunder (incorporated by reference to the Company’s registration statement on Form F-6 filed February 12, 2014)
4.2	Form of American Depositary Shares, representing one Ordinary Shares of Flamel Technologies S.A. (see Exhibit 4.1)
4.3	Registration Rights Agreement between Flamel Technologies S.A. and Éclat Holdings, LLC, dated March 13, 2012 (incorporated by reference to the Company’s Current Report on Form 6-K, filed March 21, 2012)
5.1	Opinion of Fidal Law Firm
23.1	Consent of PricewaterhouseCoopers Audit**
23.2	Consent of Fidal Law Firm (included in Exhibit 5.1)
24.1	Powers of attorney**

*	To be filed by amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	Previously filed.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the registration statement on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Venissieux, France, on February 26, 2014.

FLAMEL TECHNOLOGIES, S.A.
February 26, 2014	By: /s/ Michael S. Anderson Michael S. Anderson Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

February 26, 2014	By: /s/ Michael S. Anderson Michael S. Anderson Chief Executive Officer and Director (Principal Executive Officer)
February 26, 2014	By: * Siân Crouzet Principal Financial Officer (Principal Financial and Accounting Officer)
February 26, 2014	By: * Catherine Bréchignac Director
February 26, 2014	By: * Guillaume Cerutti Director
February 26, 2014	By: * Francis JT Fildes Director
February 26, 2014	By: * Craig Stapleton Director
February 26, 2014	By: * Elie Vannier Director
February 26, 2014	By: * Stephen H. Willard Chairman and Director

* By:	/s/ Michael S. Anderson Michael S. Anderson Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, as amended, the undersigned, being the duly authorized representative in the United States of Flamel Technologies, S.A., has signed this registration statement or amendment thereto in Chesterfield, Missouri, on February 26, 2014.

By:	/s/ Phillandas T. Thompson Name: Phillandas T. Thompson Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1	Revised Statuts or bylaws of the Company (incorporated by reference to the Company Annual Report on Form 20-F for the year ended December 31, 2012, filed on April 30, 2013)
4.1	Amended and Restated Deposit Agreement among Flamel, The Bank of New York, as Depositary, and holders from time to time of ADSs issued thereunder (incorporated by reference to the Company’s registration statement on Form F-6 filed February 12, 2014)
4.2	Form of American Depositary Shares, representing one Ordinary Shares of Flamel Technologies S.A. (see Exhibit 4.1)
4.3	Registration Rights Agreement between Flamel Technologies S.A. and Éclat Holdings, LLC, dated March 13, 2012 (incorporated by reference to the Company’s Current Report on Form 6-K, filed March 21, 2012)
5.1	Opinion of Fidal Law Firm
23.1	Consent of PricewaterhouseCoopers Audit**
23.2	Consent of Fidal Law Firm (included in Exhibit 5.1)
24.1	Powers of attorney**

*	To be filed by amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	Previously filed.